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                                                              EXHIBIT 1.A.(9)(b)


                     WAIVER OF NOTICE AND UNANIMOUS CONSENT
                                       OF
                             THE BOARD OF DIRECTORS
                                       OF
                          TANDEM INSURANCE GROUP, INC.


                 We, the undersigned, being all the directors of Tandem Insurance Group, Inc. (the "Company"), an Illinois insurance corporation, do hereby waive all notice of a special meeting of the Board of Directors of the Company whether provided by statute or otherwise and do hereby unanimously consent to the following actions being taken without a meeting and adopt and approve the following resolutions:

                 RESOLVED, that the Board of Directors of the Company does hereby approve and adopt the Plan and Agreement of Merger (the "Agreement") between the Company and Merrill Lynch Life Insurance Company ("Merrill Lynch Life"), which is attached hereto as Exhibit A, whereby the Company would merge with and into Merrill Lynch Life (the "Merger"), resulting in the acquisition of all assets and liabilities of the Company by Merrill Lynch Life and the termination of the Company's separate corporate existence upon the effectiveness of the Merger and upon the further terms and conditions set forth in the Agreement;

                 FURTHER RESOLVED, that the officers of the Company are hereby authorized and directed to submit the Agreement to the Company's sole shareholder for approval at a meeting to be held for that purpose and, upon its approval, to submit the Agreement to the Arkansas Insurance Department and the Illinois Department of Insurance for approval in the manner required by law;

                 FURTHER RESOLVED, that the directors and the officers of the Company be and they hereby are authorized to perform such further acts and execute and deliver to the proper authorities such documents as the same may be necessary to cause the Merger to become effective and to carry out all transactions contemplated thereby, including any amendments to the Agreement that may be necessary in order to comply with the requirements of regulatory authorities.
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                 This consent may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, but all of which shall constitute one instrument.

                 DATED this _______ day of _______________, 1991.

                                           BOARD OF DIRECTORS:


                                           --------------------------------
                                           David M. Dunford


                                           --------------------------------
                                           Charles R. Hall


                                           --------------------------------
                                           Kenneth W. Kaczmarek


                                           --------------------------------
                                           Nicholas F. McClanahan


                                           --------------------------------
                                           Thomas H. Patrick


                                           --------------------------------
                                           Barry G. Skolnick


                                           --------------------------------
                                           John A. Zwald









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